Exhibit B-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER HEREINAFTER REFERRED TO OR ITS AGENT FOR REGISTRATION OF TRANSFER OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

KOREA FINANCE CORPORATION

    % Notes due             ,

CUSIP No.:

ISIN:

Common Code:

No.	U.S.$

KOREA FINANCE CORPORATION (herein called the “Issuer”), a statutory juridical entity established under the Korea Finance Corporation Act of 2009, as amended (the “KoFC Act”), in the Republic of Korea (herein called the “Republic”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      (U.S.$             ) on             ,          and to pay interest thereon from             ,          or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on                      and                      in each year (each an “Interest Payment Date”), commencing             ,         , at the rate of     % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered Holder”) in whose name this Security (or one or more predecessor Securities) is registered in the register of such Securities maintained pursuant to the Fiscal Agency Agreement at the close of business on the fifteenth day (whether or not a business day), preceding such Interest Payment Date (each a “Regular Record Date”); provided, however, that the first payment of interest on any Security originally issued on a date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.

Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

Principal of and interest payable at maturity or upon earlier redemption or repayment in respect of this Security shall be payable in immediately available funds against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other paying agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of and interest on this Security shall be made in immediately available funds in accordance with the foregoing and subject to applicable laws and regulations by (if any Securities of this series are issued in the form of one or more global Securities and the registered Holder is a depositary for such global Securities) transfer to an account denominated in U.S. dollars which is maintained by the payee with a bank located in The City of New York or (if any Securities of this series are not issued in the form of one or more global Securities) check mailed on or before the due date for such payments to the person entitled thereto at such person’s address appearing on the aforementioned register. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein or in the Fiscal Agency Agreement, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York, New York for the payment of the principal of and interest on the Securities as herein provided. So long as the Securities of this series are listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) and the SGX-ST shall so require, the Issuer shall appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Securities may be presented or surrendered for payment or redemption (if required), in the event that the Issuer issues the Securities in definitive form in the limited circumstances set forth in the Fiscal Agency Agreement. In addition, an announcement of such issue will be made through the SGX-ST.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             ,

KOREA FINANCE CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

Date of Authentication:             ,

CITIBANK, N.A., as Fiscal Agent

By:
Authorized Signatory

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”) issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of [—], 2010 (herein called the “Fiscal Agency Agreement”), between the Issuer and Citibank, N.A., as Fiscal Agent (herein called the “Fiscal Agent,” which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York, New York. This Security is one of the Securities of the series designated on the face hereof, initially limited in aggregate principal amount to U.S.$             (except to the extent further notes, bonds or debentures constituting a further issuance of, and fungible with the Securities of this series may be issued pursuant to the terms and conditions hereof). The Fiscal Agency Agreement may be amended from time to time in accordance with the terms thereof.

The Securities are policy finance bonds under the KoFC Act, are the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer and will rank pari passu among themselves, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other outstanding unsecured and unsubordinated obligations of the Issuer (subject to certain statutory exceptions under the laws of the Republic).

The Securities of this series are issuable only in fully registered form. The Securities are issuable in authorized denominations of U.S.$100,000 principal amount and any integral multiples of U.S.$1,000 in excess thereof.

The Issuer shall maintain in the Borough of Manhattan, The City of New York, New York an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in the Borough of Manhattan, The City of New York, New York for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities and of transfers of Securities. The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or transfer agent or to appoint additional or replacement registrars or transfer agents or to approve any change in the office through which any security registrar or any transfer agent acts; provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York, New York.

The transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered Holder thereof or such Holder’s attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered Holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the corporate trust office of the Fiscal Agent. Any registration of transfer or exchange will be effected upon the Fiscal Agent being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with the Fiscal Agent. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered Holder making the exchange is entitled to receive. The new Security issued upon such exchange shall be so dated so that neither gain nor loss of interest shall result from such exchange. Notwithstanding the foregoing, the exchange of this Security is subject to certain limitations set forth in the Fiscal Agency Agreement.

All securities issued upon any registration of transfer or exchange of Securities shall be the valid obligation of the Issuer evidencing indebtedness and entitled to the same benefits this Security has at the time of such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

In any case where the due date for the payment of the principal of or interest on any Security, or the date fixed for redemption of any Security, shall be, at any place from which any check in respect thereof is to be mailed or where such Security is to be surrendered for payment or, in the case of payments by transfer, where such transfer is to be made, a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall be payable in respect of any such delay.

The Issuer shall provide to the Fiscal Agent in funds available on or prior to 10:00 A.M., New York time, on each date on which a payment of principal of (or premium, if any) or any interest on the Securities of this Series shall become due, monies in such amounts which (together with any amounts then held by the Fiscal Agent and available for the purpose) are sufficient to make such payment. Any monies provided by the Issuer to the Fiscal Agent for the payment on or in respect of the Securities of this series and remaining unclaimed at the end of two years after such payment shall have become due shall then be returned to the Issuer, and upon the return of such monies all liabilities of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of or interest on this Security as the same shall become due.

Negative Pledge Covenant. So long as any of the Securities of this series remain outstanding, the Issuer will not create or permit to subsist any mortgage, charge, encumbrance, pledge or other security interest upon the whole or any part of its assets, present or future, to secure for the benefit of the holders of any International Investment Securities (as defined below) (i) payment of any sum due in respect of any such securities or (ii) any payment under any guarantee of any such securities or (iii) any payment under any indemnity or other like obligation relating to any such securities, without in any such case at the same time according to the Securities of this series the same security as is granted to or is outstanding in respect of such International Investment Securities, guarantee, indemnity or other like obligation.

As used herein, “International Investment Securities” means notes, debentures, bonds or investment securities which:

(a)	either are by their terms payable, or confer a right to receive payment, in any currency other than Won or are denominated in Won and more than 50% of the aggregate principal amount thereof is initially distributed outside the Republic by or with the authorization of the Issuer; and

(b)	are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market outside the Republic.

Additional Amounts Covenant. All payments of principal of and interest on the Securities of this series by the Issuer will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Republic or by or within any political subdivision thereof or any authority therein having power to tax (a “Korean Tax”), unless deduction or withholding of such Korean Tax is compelled by law. In that event, the Issuer will pay such additional amounts as will result in the payment to holders of the Securities of this series of the amounts that would otherwise have been receivable in respect of principal and interest, except that no such additional amount shall be payable in respect of any Security of this series presented for payment:

(a)	by or on behalf of a holder who is subject to such Korean Tax in respect of any Security of this series by reason of such holder’s being connected with the Republic (or any political subdivision thereof) otherwise than merely by holding such Security or receiving principal or interest in respect thereof; or

(b)	by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority if, after having been requested to make such a declaration or claim, such holder fails to do so; or

(c)	more than 30 days after the relevant date except to the extent that the holder thereof would have been entitled to such additional payment on presenting the same for payment on the last day of such 30-day period; for this purpose the “relevant date” in relation to any Security of this series means:

(i)	the due date for payment thereof, or

(ii)	(if the full amount of the monies payable on such date has not been received in The City of New York by the Fiscal Agent on or prior to such due date) the date on which, the full amount of such monies having been so received, notice to that effect is duly given to holders of the Securities of this series in accordance with the Fiscal Agency Agreement; or

(d)	by or on behalf of a holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settler with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settler, member or beneficial owner been the holder of any Security of this series; or

(e)	by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a presentation (where presentation is required) of any Security of this series to, or otherwise accepting payment from, another paying agent if, such holder fails to do so.

The obligation to pay taxes, duties, assessments and governmental charges shall not apply to (a) any estate, inheritance, gift, sale, transfer, personal property or any similar tax, assessment or other governmental charge or (b) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of, premium or interest on the Securities of this series; provided that the Issuer shall pay all stamp and other duties, if any, that may be imposed by the Republic, the United States or any political subdivision thereof or any taxing authority of or in the foregoing, with respect to the Fiscal Agency Agreement or as a consequence of the issuance of any Securities of this series.

References to principal or interest in respect to any Security of this series shall be deemed also to refer to any additional amounts which may be payable as set forth herein.

Redemption for Tax Reasons. The Securities of this series may be redeemed at the option of the Issuer, in whole, but not in part, upon not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount thereof plus accrued interest to (but excluding) the date fixed for redemption if, (i) on the occasion of the next payment due under the Securities of this series the Issuer has or will become obliged to pay additional amounts as provided under “Additional Amounts Covenant” above as a result of any change in, or amendment to, the laws or regulations of the Republic or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the Securities of this series, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts in respect of the Securities of this series. Before giving any notice of such redemption, the Issuer shall deliver to the Fiscal Agent a certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.

The Securities of this series will not be subject to any sinking fund and will not be redeemable, except as provided under “Redemption for Tax Reasons” above.

Defaults. In the event of:

(a)	default in any payment of principal of or premium on any Security of this series (whether at maturity, upon redemption or otherwise), or in any payment of interest on any Security of this series, and the continuance of any such default for a period of 30 days; or

(b)	default in the performance of or breach of any other covenant (other than a default specified in clauses (a) and (g) hereof) in the Securities of this series and the continuance of such default for a period of 60 days after written notice thereof shall have been given to the Issuer at the office of the Fiscal Agent by the holders of at least 10% of the aggregate principal amount of the Securities of this series at the time outstanding; or

(c)	any External Indebtedness (as defined below) of the Issuer in the aggregate principal amount of U.S.$10,000,000 or more either (i) becoming due and payable prior to the due date for payment thereof by reason of default by the Issuer or (ii) not being repaid at maturity as extended by the period of grace, if any, applicable thereto, or any guarantee given by the Issuer in respect of External Indebtedness of any other person not being honored when due and called; or

(d)	the Republic declaring a moratorium on the payment of any External Indebtedness (including obligations arising under guarantees) of the Republic or the Republic becoming liable to repay prematurely any sums in respect of such External Indebtedness (including obligations arising under guarantees) as a result of a default under, or breach of the terms applicable to, such External Indebtedness or such obligations, or the Republic ceasing to be a member of the International Monetary Fund or the International Bank for Reconstruction and Development or the international monetary reserves of the Republic becoming subject to any lien, charge, mortgage, encumbrance or other security interest or any segregation or other preferential arrangement (whether or not constituting a security interest) for the benefit of any creditor or class of creditors; or

(e)	the Republic failing to provide the financial support to the Issuer stipulated by Article 31 of the Korea Finance Corporation Act of 2009, as amended (as of the issue date of the Securities of this series); or

(f)	the Republic ceasing to control (directly or indirectly) the Issuer; or

(g)	the Issuer being adjudicated or found bankrupt or insolvent or any order being made by a competent court or administrative agency or any resolution being passed by the Issuer to apply for bankruptcy or for judicial composition proceedings with its creditors or for the appointment of a receiver or trustee or other similar official in insolvency proceedings in relation to the Issuer or a substantial part of its assets or the Issuer being liquidated, wound up or dissolved or the Issuer ceasing to carry on the whole or substantially the whole of its business;

the registered Holder of this Security may, at such Holder’s option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, the principal of this Security and the interest accrued hereon shall become and be immediately due and payable. As used herein, “External Indebtedness” means any obligation for the payment or repayment of money borrowed which is denominated in a currency other than the currency of the Republic.

As used in subparagraph (f) above, “control” means the acquisition or control of a majority of the voting share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

Meetings and Amendments. A meeting of holders of the Securities of this series may be called at any time and from time to time by the Issuer, the Fiscal Agent or the holders of at least 10% in aggregate principal amount of the Securities of this series then outstanding to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or this Security to be made, given or taken by the holders of the Securities of this series or to modify, amend or supplement the terms of the Securities of this series or the Fiscal Agency Agreement. The meeting shall be held at the time and place in the Borough of Manhattan, The City of New York, New York as determined by the Fiscal Agent. Notice of every meeting of holders of the Securities of this series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 30 nor more than 60 days prior to the date fixed for the meeting.

Section 12(b) of the Fiscal Agency Agreement, which Section is hereby incorporated mutatis mutandis by reference herein, provides that, with certain exceptions as therein provided, the holders of 66 2/3% of the aggregate principal amount of the outstanding Securities of this series, by affirmative vote at a meeting duly called pursuant thereto or by written consent of registered Holders, may, with the approval of the Issuer, modify, amend or supplement (x) the Fiscal Agency Agreement insofar as it respects the Securities of this series or (y) the terms of the Securities of this series or may give consents or waivers or take other actions with respect thereto. Any such modification, amendment, supplement, consent, waiver or other action shall be conclusive and binding on the registered Holder of this Security and on all future registered Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation thereof is made upon this Security; provided, however, that no such action may, without the consent of the registered Holder of each Security of this series (i) change the due date for the payment of the principal of or any installment of interest on any Security of this series or (ii) reduce the principal amount of any Security of this series, the portion of such principal amount which is payable upon acceleration of the maturity of this Security or (iii) reduce the interest rate or premium payable hereon or (iv) change the currency in which payment with respect to interest, premium or principal in respect of Securities of this series is payable or (v) amend either the procedures provided for a redemption event or the definition of a redemption event or (vi) shorten the period during which the Issuer is not allowed to redeem the Securities of this series or grant the Issuer a right to redeem the Securities of this series which the Issuer previously did not have; or (vii) reduce the proportion of the principal amount of Securities of this series the consent of the holders of which is necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Securities of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided thereby or hereby to be made, taken or given.

The Fiscal Agency Agreement and the terms of the Securities may be modified or amended by the Issuer and the Fiscal Agent, without the consent of any holders of Securities, for the purpose of (i) adding to the covenants of the Issuer for the benefit of the holders of Securities or (ii) surrendering any right or power conferred upon the Issuer or (iii) securing the Securities pursuant to the requirements of the Securities or otherwise or (iv) correcting any ambiguity or correcting or supplementing any provision which may be inconsistent with any other provision or correcting or supplementing any defective provision contained in the Securities or in the Fiscal Agency Agreement, and in any other manner which shall not be inconsistent with the provisions of this Security and shall not adversely affect the interests of the registered Holders of this Security, to all of which each holder of any Security, by acceptance thereof, consents.

Further Issuances. The Issuer may from time to time without the consent of the holders of the Securities of this series create and issue further notes, bonds or debentures having the same terms and conditions as the Securities of this series in all respects (or in all respects except for the payment of interest on the Securities of this series on the first Interest Payment Date following such date of issuance and for the interest paid on the Securities prior to the issuance of the additional Securities) so that such further issue shall be consolidated and form a single series with the outstanding Securities of this series. The Issuer shall not issue any such additional Securities unless such additional Securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes. Any further notes, bonds or debentures forming a single series with the outstanding Securities of this series constituted by the Fiscal Agency Agreement or any agreement supplemental to it shall, and any other notes, bonds or debentures may (with the consent of the Fiscal Agent), be constituted by an agreement supplemental to the Fiscal Agency Agreement.

Other Matters. No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Any notices or communications to a registered holder of the Securities of this series shall be sufficient if given in writing in the English language and delivered by depositing such notice or communication by first class mail (air mail in the case of holders whose addresses appearing in the register are in a country other than the United States of America), postage prepaid, addressed to such registered holder at its address as it then appears in the register. The Issuer also agrees to publish all notices to holders of the Securities of this series in London, England in the Financial Times and in The City of New York in The Wall Street Journal (U.S. Edition), or, if such newspaper is no longer published at the time any such notice is required to be given, in such daily newspaper of general circulation in London, England or The City of New York, respectively, as the Issuer shall select.

Any notices or communications by a registered holder of the Securities of this series to the Issuer or the Fiscal Agent shall be sufficient if given in writing in the English language and delivered by depositing such notice or communication by first class mail (air mail in the case of holders whose addresses appearing in the register are in a country other than the United States of America), postage prepaid, addressed to the Fiscal Agent, or by telegram, telex or facsimile transmission (in each case confirmed in writing, by United States mail, or air mail, as applicable, first class postage prepaid; provided, however, that the failure to give such confirmation shall not affect the effectiveness of such notice). Notices or communications shall be addressed to the Fiscal Agent at Citibank, N.A., 14th Floor Citigroup Centre, Canada Square, Canary Wharf, London ET45213, United Kingdom, Attention: Agency & Trust (Facsimile: +353 (1) 622 4030), with a copy to 388 Greenwich St, 14th Floor, New York, New York 10013, United States, Attention: Agency & Trust (Facsimile: +1 212 816-5527), or to such other address as shall be specified from time to time in writing by the Fiscal Agent to the holders of the Securities of this series.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except with respect to authorization and execution by the Issuer.

The Issuer has appointed each of In Joo Kim, General Manager of The Korea Development Bank’s New York Branch and Joo Yung Sung, Senior Deputy General Manager of The Korea Development Bank’s New York Branch, acting through their offices at 320 Park Avenue, 32nd Floor, New York, New York 10022, and each of their successors in the future, as its authorized agent upon whom process may be served in any action, suit or proceeding based on the Securities (“Proceedings”) which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York by the holder of any Security, and the Issuer hereby expressly accepts the jurisdiction of any such court in respect of any such proceedings and waive the defense of an inconvenient forum to the maintenance of any such proceedings brought in any such court. Such appointment will be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Securities have been provided to the Fiscal Agent pursuant to the terms of the Fiscal Agency Agreement, except that if, for any reason, In Joo Kim or Joo Yung Sung, or their successors from time to time, cease to be able to act as such authorized agent or to have an address in the Borough of Manhattan, The City of New York, New York, the Issuer will appoint one or more other persons in the Borough of Manhattan, The City of New York, New York, selected in its discretion, as such authorized agent. Prior to the date of issuance of the Securities, the Issuer will obtain the consent of each of the General Manager and the Senior Deputy General Manager of The Korea Development Bank’s New York Branch to his appointment as such authorized agent. The Issuer shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointments in full force and effect as aforesaid. Service of process upon an authorized agent at the address indicated above, as such address may be changed within the Borough of Manhattan, The City of New York, New York by notice given by an authorized agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Issuer. The Issuer is also subject to suit in competent courts in the Republic.

In respect of any Proceedings, the Issuer hereby irrevocably consents to the giving of any relief and the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement or execution (against any assets whatsoever, irrespective of their uses or intended uses), of any order or judgment made or given in any such Proceedings, and, to the extent that the Issuer may in any jurisdiction claim for itself or its assets, or have attributed to it or its assets, any right of immunity on the grounds of sovereignty from any legal action, suit or proceedings the Issuer hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by law.

ABBREVIATIONS

The following abbreviations, when used in the description on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	C	as tenants in common
TEN ENT	C	as tenants by the entireties
JT TEN	C	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT C Under Uniform Gifts to Minors Act

(State)

(Custodian)	(Minor)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

[PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer such Security on the books of the Issuer, with full power of substitution in the premises.

Dated:
Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever.

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